Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                                May 9, 2013
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE MKT symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three months ended March 30, 2013 and March 31, 2012, in thousands of dollars except share and per share amounts.

                                                      Three Months Ended
                                                    March 30,     March 31,
                                                      2013          2012

Net sales                                          $1,582,296    $1,471,113

Net earnings attributable to Seaboard              $   57,454    $   82,209


Net earnings per common share                      $    47.98    $    68.00

Average number of shares outstanding                1,197,516     1,208,905


Notes to Report of Earnings:

Seaboard Corporation today filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission. Seaboard has provided access to the Quarterly Report on Form 10-Q on its website at http://www.seaboardcorp.com/investor-sec.aspx.

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